EXHIBIT 10
                                SUPPLY AGREEMENT
                                ----------------
                           Clotalyst Thrombin Product


     THIS AGREEMENT, made and entered into this 29th day of March 2005 ("Effective Date"), by and between Cell Factors Technologies, Inc. ("CFT"), an Indiana corporation, and affiliate of Biomet, Inc., having its principal offices at 56 East Bell Drive, Warsaw, Indiana 46582, and ThermoGenesis Corp., ("TGC"), a Delaware corporation having its principal offices at 2711 Citrus Road, Rancho Cordova, California 95742.

                                   WITNESSETH:

     WHEREAS, TGC sells thrombin processing disposables and reagent, has expertise and intellectual property relating to autologous thrombin production devices, and has the capability to manufacture certain OEM products;

     WHEREAS, CFT develops, manufactures and distributes products that process autologous human cells, such as contained in blood, to produce therapeutic products;

     WHEREAS, CFT desires to have TGC manufacture an autologous thrombin device, incorporating TGC's Thrombin technology (as defined below) for sale by CFT under the trademark Clotalyst(TM) device (as defined below);

     NOW, THEREFORE, in consideration of the above recitals and in consideration of the mutual agreements and undertakings set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:



                                    ARTICLE I
                                    ---------
                                   Definitions
                                   -----------

     1.1 "Clotalyst" means CFT's autologous clotting factor device and blood processing disposables.

     1.2 "Confidential Information" means all non-public information, whether in written, oral or any other form, including, without limitation, data, documentation, specifications, know-how, technical information, designs, drawings, plans, blueprints, business plans, customer lists, pricing information, forecasts, projections, analyses, and manufacturing processes that the disclosing party (the "Disclosing Party") disclosed to the other party (the "Receiving Party") or allowed the Receiving Party to observe, in the course of the activity under this Agreement, which information is indicated at the time of disclosure or observation as being confidential or proprietary in some manner; provided, however, that if such information is not or cannot be so marked at the time of disclosure or observation, the information shall still qualify as Confidential Information if the Disclosing Party designates such information as confidential to the Receiving Party in writing within thirty (30) days of disclosure or observation. Notwithstanding the foregoing, Confidential Information shall not include information that the Receiving Party can demonstrate (a) was known to the Receiving Party on a non-confidential basis prior to the disclosure by the Disclosing Party, (b) has become publicly available without fault of the Receiving Party, or (c) was independently developed without the use of Confidential Information by representatives of the

Receiving Party who did not have access to the Confidential Information as established by contemporaneous written records.

     1.3 "FDA" means the U.S. Food and Drug Administration, or any successor agency thereto.

     1.4 "Intellectual Property" means collectively, Patents, Trade Secrets, Copyrights, Trademarks, moral rights, trade names, rights in trade dress and all other intellectual property rights and proprietary rights, whether arising under the laws of the United States or any other state, country or jurisdiction in the world, including all rights or causes of action for infringement or misappropriation of any of the foregoing. For purposes of this Agreement: (a) "Patents" shall mean all patent rights and all right, title and interest in all letters patent or equivalent rights and applications, including provisional applications, for letters patent or rights, industrial and utility models, industrial designs, petty patents, patents of importation, patents of addition, certificates of invention and other government issued or granted indicia of invention ownership, including any reissue, extension, division, continuation or continuation-in-part applications throughout the world; (b) "Trade Secrets" shall mean all right, title and interest in all trade secrets and trade secret rights arising under common law, state law, federal law or laws of foreign countries; (c) "Copyrights" shall mean all copyrights, and all other literary property and authorship rights, and all right, title, and interest in all copyrights, copyright registrations, certificates of copyright and copyrighted interests throughout the world; and (d) "Trademarks" shall mean all right, title and interest in all trademark, service mark, trade name and trade dress rights arising under the common law, state law, federal laws and laws of foreign countries, and all right, title, and interest in all trademark, service mark, trade name and trade dress applications and registrations interests throughout the world.

     1.5 "Product(s)" means TGC's Thrombin disposable and Reagent that meets the performance specification in Appendix A and will be sold under the CFT trademark, Clotalyst

     1.6 "Territory" means all countries of the world.

     1.7 "TGC Point of Shipment" means as TGC's manufacturing facilities as defined in the Uniform Commercial Code.

     1.8 "Thrombin Technology" means TGC's thrombin disposables and reagent as specified in U.S. Patent No. 6,472,162: 6,274,090 and other patents pending.


                                   ARTICLE II
                                   ----------
                          Terms and Conditions of Sale
                          ----------------------------

     2.1 Purchase. TGC shall supply Product and CFT shall purchase Product at the transfer price according to the terms and condition of sale set forth below.

     2.2 Development Fee. As an advance payment for engineering and development of the Product, CFT shall pay TGC a one-time payment in the sum of ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^ within 30 days after Agreement execution.

                                                                      EXHIBIT 10


     2.3 Forecast. Within thirty (30) days after the Agreement is executed, CFT shall provide TGC with a rolling 12 month estimated forecast with a purchase order for two-quarter (six-month) delivery forecast. The delivery forecast will be updated each calendar quarter, and provided to TGC within thirty days after the end of each calendar quarter. Both quarters of each six (6) month delivery forecast shall be binding, and the second six (6) months of the rolling annual forecast shall be non-binding.

     2.4 Transfer Price. All prices for Products purchased by CFT hereunder shall be F.O.B., TGC Point of Shipment. The transfer price for the Products manufactured by TGC shall be the sum of ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^.

     2.5 Minimum Purchases. CFT shall purchase from TGC the following minimum volumes of Products based on years after the Agreement Effective Date:

                                         Minimum Purchases
                      Year               Without FDA Clearance
         ------------------------------- -------------------------------
                      1                      2,500
                      2                      5,000
                      3                     10,000
                      4                     15,000
                      5                     20,000

     Upon FDA clearance, the minimum volume of Product will increase to 20,000 Products for each full year, beginning on the date of FDA clearance, through the term of the Agreement. If CFT does not purchase the applicable minimum volumes of Products, TGC shall invoice and CFT shall pay the applicable penalty of ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^ for each Product that was not purchased from the applicable minimum volume, i.e., (Product minimum volume - Products purchased) x ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^.

     2.6 Samples. In order to assist CFT with the introduction of the Products into the market, TGC agrees to provide CFT with a reasonable number of Product sample units, labeled as such, at a cost of ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^ of the applicable transfer price.

     2.7 Purchase Order. All orders for the Products shall reflect delivery forecast amounts and be by means of a written purchase order which shall be submitted to TGC at TGC's address for notice purposes set forth in Article 8.1, and shall request a delivery date. Orders may be placed by facsimile transmission or, upon the parties' agreement, on TGC's website or by e-mail; provided, however, that a confirming purchase order is received by TGC ten (10) business days after such order. It is understood that CFT and TGC may use their standard purchase order and sales agreement forms during the performance of this Agreement. Any purchase order, sales agreement or other form used by CFT or TGC shall be for convenience only and any terms or provisions contained therein which are in addition to or inconsistent with those contained herein shall have and be of no force and effect; provided, however, that the terms on such documents shall be effective to the extent they set forth quantities, scheduled delivery dates and, as applicable, mode of shipment.

     2.8 Acceptance and Rejection of Purchase Order. All CFT purchase orders conforming with Article 2.6 above that are not rejected within thirty (30) days after the purchase order is submitted shall be accepted by TGC. TGC shall notify CFT in writing of any rejected order within thirty (30) days after the purchase order is submitted. TGC shall have no liability to CFT with respect to purchase orders that are rejected.

     2.9 Invoicing; Payment. TGC shall submit an invoice to CFT with each shipment of the Products ordered by CFT. Each invoice shall be due and payable in full within sixty (60) days from the date of such invoice, and any delinquent account shall bear interest at the greater of one and one half percent (1 1/2%) per month or the maximum legal rate. All invoices shall be sent to CFT's address for notice purposes set forth in Article 8.1, without regard to the actual shipping address for the Products. Each such invoice shall state CFT's aggregate and unit purchase price for Products in the relevant shipment, plus any freight, taxes or other costs incident to the purchase or shipment initially paid by TGC and to be borne by CFT hereunder. CFT shall make all payments to TGC under this Agreement in United States dollars in immediately available funds to a bank account designated by TGC in such invoice, or otherwise designated by TGC in writing. CFT shall not take any credits or offsets against amounts billed to CFT by TGC without TGC's prior written consent.

     2.10 Shipping; Risk of Loss.

          (a) All Products delivered by TGC pursuant to this Agreement shall be suitably packed for the designated carrier in TGC's standard shipping cartons, marked for shipment to such location or locations as CFT may designate, and delivered to CFT or its carrier, F.O.B., TGC Point of Shipment. Risk of loss for the Products shall pass to CFT upon delivery to the carrier at the F.O.B., TGC Point of Shipment.

          (b) TGC shall ship all Products in accordance with CFT's delivery instructions specified in CFT's purchase orders; provided, however, that if CFT does not provide delivery instructions with respect to the carrier to be used, TGC may use its customary carrier. CFT shall also bear all applicable taxes and duties that may be assessed against the Products after delivery to the carrier F.O.B., TGC Point of Shipment.

          (c) TGC shall use its good faith efforts to ship the Products for delivery by the requested date on CFT's purchase order for the Products. All shipments of Products shall be deemed to conform to the relevant purchase order unless TGC receives from CFT, no later than thirty (30) days after the receiving date of a given shipment, written notice specifying the shipment, the purchase order number and exact nature of the discrepancy between the shipment and the order. If the quantity of Product delivered does not equal at least 75% of the binding six month forecast (referenced in item 2.2) as executed with valid purchase orders, then CFT shall have the right to obtain an alternative supply of Product, provided CFT pays TGC a running royalty of ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^ for each Clotalyst device during the remaining term of this Agreement.

     2.11 Cancellation. CFT may reschedule, redirect or cancel delivery of Products only upon written notice to TGC sixty (60) days prior to delivery. However, if CFT cancels delivery of any Products within forty-five (45) days of scheduled shipment, CFT shall pay to TGC a restocking charge equal to ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^ of the purchase price for such purchase order.

     2.12 Product Warranty. TGC warrants that the Products delivered to CFT shall be free from defects in material and workmanship and that such warranty shall pass through to the customers of CFT. TGC's sole responsibility with respect to the foregoing warranty is to replace any Product with a defect for which TGC is responsible that either CFT or its customers reject as being non-conforming to product specifications within ninety (90) days from the date of delivery to CFT. TGC shall instruct CFT to either destroy or return the non-conforming Product to TGC, freight C.O.D., to TGC's facility located in the U.K. Article 2.11 shall not be construed in a manner that would in any way limit the indemnification provisions of Article 5 of this Agreement, unless expressly stated to limit the indemnification provisions.

     2.13 Exclusive Warranty. THE FOREGOING WARRANTIES AND REMEDIES ARE EXCLUSIVE AND ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, STATUTORY OR OTHERWISE INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT OF THIRD PARTY RIGHTS TO THE FULLEST EXTENT PERMITTED BY LAW. TGC NEITHER ASSUMES NOR AUTHORIZES ANY OTHER PERSON TO ASSUME FOR IT ANY OTHER LIABILITY IN CONNECTION WITH THE SALE, INSTALLATION, MAINTENANCE OR USE OR THE RESULTS OF THE USE OF THE PRODUCT(S), DOCUMENTATION NOR ANY OTHER ITEMS OR MATERIALS PROVIDED HEREUNDER IN TERMS OF CORRECTNESS, COMPLETENESS, ACCURACY, RELIABILITY, OR OTHERWISE.

     2.14 Return Materials Procedure. In the event that any Product purchased hereunder is defective or fails to conform to the warranties set forth in
Section 2.12, TGC will replace the defective or non-conforming Product. All Product returns must be assigned a Return Authorization ("RA") number. To obtain an RA number, the CFT shall notify TGC of the description of the Product, quantity, reason for return and date of purchase of Product to be returned. All Product returns from CFT or its customers shall be sent directly to TGC, insured by CFT or its customer. The RA number shall be prominently displayed on the outside of the shipping box and the Product shall be packaged to protect them from shipping damage.

     2.15 Continuity of Product Supply. TGC shall maintain for CFT an exclusive inventory of Products, not to be reduced by CFT purchase order amounts, as follows: five hundred (500) Products beginning six (6) months after the Agreement Effective Date until one (1) year after the Effective Date, and one thousand (1,000) Products beginning one (1) year after the Effective date until six (6) months before the end of the Agreement term. If TGC fails to maintain at least fifty percent (50%) of the exclusive inventory of Products for CFT, CFT may provide notice to TGC to correct the exclusive inventory deficiency, and TGC shall have 90 days to correct the Product supply problem. If TGC does not correct the Product supply problem within 90 days by demonstrating that TGC is maintaining at least 50% of the exclusive inventory of Products, TGC agrees to grant CFT a nonexclusive license under U.S. Patent No. 6,472,162 to make, use, sell, offer to sell, and import the Product provided CFT pays TGC a ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^ royalty on net sales of each Product.

                                   ARTICLE III
                                   -----------
                    Manufacturing and Regulatory Requirements
                    -----------------------------------------

     3.1 Manufacturing. TGC shall be responsible for manufacturing Products in accordance with Quality System Regulation, 21 CFR Part 820 (Medical Devices), and applicable pharmaceutical/biologics regulations, and all other applicable regulatory requirements. TGC shall notify CFT, in advance, of any proposed changes in the manufacturing of the Products, and any such manufacturing changes shall be subject to CFT's review and approval.

     3.2 Technical Support. TGC shall provide CFT with reasonable technical support to evaluate the Product upon request by CFT.

     3.3 TGC Regulatory Responsibilities

          (a) Approvals. TGC shall be responsible for obtaining and maintaining any and all reasonably necessary regulatory approvals and clearances required for marketing and selling Thrombin Reagent in the Territory including TGC's tasks identified in Appendix B to this Agreement.

          (b) FDA Accession Number. TGC shall provide CFT with the Product name under which the Product was cleared by the FDA and the FDA accession number for the new drug approval (NDA), abbreviated new drug approval (ANDA), or biological license application, as appropriate, so CFT can access TGC's Product FDA file.

          (c) Labeling. TGC shall label Products with TGC's primary closure labeling.

     3.4 CFT Regulatory Responsibilities

          (a) Approvals. CFT shall be responsible for obtaining and maintaining any and all reasonably necessary regulatory approvals and clearances required for marketing, distributing and selling the Clotalyst in the Territory including CFT's tasks identified in Appendix B to this Agreement.

          (b) Labeling. CFT shall provide TGC with a copy of secondary closure labeling and other labeling such as brochures and package inserts, and TGC shall evaluate the CFT's labeling to ensure CFT's labeling is consistent with TGC's primary closure labeling.

                                   ARTICLE IV
                                   ----------
                              Term and Termination
                              --------------------

     4.1 Term. This Agreement shall commence on the date hereof and shall continue for five (5) years. ----

     4.2 Termination by Material Breach. In addition to other rights and remedies, TGC or CFT may terminate this Agreement by giving written notice of termination to the other party if the other party materially breaches any term of this Agreement. This written notice must be delivered at least sixty (60) days prior to the effective date of termination. If the other party cures the identified breach within sixty (60) days after receipt of the notice, the notice of termination will have no effect.

     4.3 Rights Upon a Change of Control. During the term of this Agreement, if there is a Change of Control (as defined below), each party hereby covenants and agrees that it shall ensure that the rights of the other party shall continue unaffected on the terms and conditions contained herein, and shall issue to the other party a written statement confirming such continuing rights within ten
(10) business days of the effective date of the Change of Control. For purposes hereof, a Change in Control shall mean (i) the direct or indirect sale or other disposition (in one or more related transactions to one or more parties) of all or substantially all of the assets of a party, or (ii) the direct or indirect transfer of more than fifty percent (50%) of the outstanding voting interests of a party, whether in a single transaction or series of related transactions.


                                    ARTICLE V
                                    ---------
                          Insurance and Indemnification
                          -----------------------------

     5.1 Patent, Copyright and Proprietary Rights Indemnity

          (a) TGC shall, at its expense, defend and indemnify CFT and its officers, directors, agents and employees harmless for damages and reasonable expenses (including attorneys' fees) related to any suits or claims by a third party brought against CFT alleging that the Product sold pursuant to this Agreement infringe the Intellectual Property rights of others provided that TGC is promptly notified, rendered reasonable assistance by CFT as required, and permitted to direct the defense or settlement negotiations. The foregoing obligation of TGC does not apply with respect to the Product or portions or components thereof which is or was: (i) made in whole or in part in accordance with CFT's specifications or instructions and such CFT specifications are the source of the alleged infringement, (ii) combined with other products, processes or materials where the alleged infringement relates to such combination, provided that the alleged infringement claim could not be made but for such combination,
     (iii) where CFT continues allegedly infringing activity after TGC has determined in good faith that there is no defensible position and being notified in writing by TGC thereof or after receiving a modification delivered at TGC's expense that would have avoided the alleged infringement, or (iv) where CFT's use of the Product is not in accordance with this Agreement.

          (b) CFT shall indemnify and hold TGC and its officers, directors, agents and employees harmless from all damages, settlements, attorneys' fees and expenses related to a claim of infringement or misappropriation which is determined by a ruling of any court of competent jurisdiction or by a mutually-agreed arbitrator, or by mutual agreement of the parties, to have been principally caused by CFT's conduct. TGC shall have no liability for any infringing combinations arising from the integration of the Product together with other products provided by CFT or any third party, provided that the alleged infringement claim could not be made but for such combination.

          (c) Should the use of Products by CFT be enjoined, or in the event TGC wishes to minimize its potential liability hereunder, TGC may, at its option, either: (i) modify the infringing item so that it no longer infringes but remains fully functionally equivalent; (ii) obtain for CFT, at TGC's expense, the right to continue use of such item; or (iii) if none of the foregoing is feasible, TGC may take back such infringing item or items and refund to CFT the purchase price paid therefore, less amortized depreciation on a five (5) year straight line basis. The foregoing in this Article shall be TGC's sole liability and CFT's sole remedy for infringement or misappropriation of third party intellectual property or proprietary rights.

     5.2 Indemnification for Product Liability. CFT shall, at its expense, defend and indemnify TGC and its officers, directors, agents and employees harmless for damages and reasonable expenses (including attorneys' fees) related to any suits or claims by a third party brought against TGC alleging that the Clotalyst sold pursuant to this Agreement resulted in death or injury to a patient based, whether based upon a theory of product liability, warranty, defective product, or otherwise. TGC shall, at its expense, defend and indemnify CFT and its officers, directors, agents and employees harmless for damages and reasonable expenses (including attorneys' fees) related to any suits or claims by a third party brought against CFT alleging that the Products sold pursuant to this Agreement resulted in death or injury to a patient based, whether based upon a theory of product liability, warranty, defective product, or otherwise.

     5.3 General Indemnification. Each party (the "Indemnitor") shall defend, indemnify, and hold the other party (the "Indemnitee") harmless from and against any claims, losses, actions, demands or damages, including reasonable attorney's fees, resulting from any act, omission, negligence or performance under this Agreement by the Indemnitor, its users, agents or representatives. This indemnity shall not apply to the extent the portion of such claim, liability, loss, cost, damage or expense is the result of the negligence or willful misconduct of the Indemnitee, its users, agents or representatives, or to the extent liability is disclaimed or limited by either party under this Article 2. The indemnity obligations set forth in this paragraph are contingent upon: (a) the Indemnitee giving notice to the Indemnitor of any such claim(s); (b) the Indemnitor having sole control of the defense or settlement of the claim; and
(c) at the Indemnitor's request and expense, the Indemnitee cooperating in the investigation and defense of such claim(s); provided, however, that failure to give notice shall not void Indemnitor's obligations under this paragraph unless the failure materially and adversely harms Indemnitor.

     5.4 Insurance. Each party shall purchase and maintain, during the term of this Agreement, policies of insurance which, at a minimum, include both comprehensive general liability and product liability. Each such policy shall have endorsements or coverage with limits of not less than $1,000,000 per occurrence and $1,000,000 in the aggregate for general liability coverage, and $2,000,000 per occurrence and $2,000,000 in the aggregate for product liability coverage. In the event a party's insurance is on a "claims made" basis, such party shall purchase and maintain the extension of coverage or "tail" for a period of one year following the Termination Date or last date of sale of the Products under this Agreement, whichever is the latest date.

                                   ARTICLE VI
                                   ----------
                                     Patents
                                     -------

     6.1 Infringement by Third Parties. In the event that a third party infringes any patent of TGC covering the Products, TGC may, in its sole discretion, bring suit or otherwise abate the infringement. If TGC chooses to take such action, CFT may elect to participate in the prosecution of the action, provided that it equally shares the cost and expenses incurred in connection with such action. If CFT elects to participate in the action, it shall be entitled to receive fifty percent (50%) of any recovery made by TGC after reimbursement of each party's direct litigation costs and expenses. In the event that TGC chooses not to take such action, CFT shall be free to pursue any such claim against a third party at its sole cost and expense and TGC shall, without further consideration therefore, perform all reasonable acts necessary for CFT to pursue such a claim. Any recovery made by CFT from such action shall be retained by CFT.


                                   ARTICLE VII
                                   -----------
                            Confidential Information
                            ------------------------

     7.1 Confidential Information. In performing the obligations under this Agreement, CFT and TGC may come into contact with, be given access to, and, in some instances, contribute to each other's Confidential Information. In consideration of permitting CFT and TGC to have access to each other's Confidential Information, during the term of this Agreement and at all times thereafter, CFT and TGC agree that they shall not disclose to any third party any Confidential Information of the other party without the other party's prior written consent. CFT and TGC shall only make the Confidential Information of the other party available to its employees on a need-to-know basis and agree to take appropriate action by instruction or agreement with their respective employees for a permitted access to the Confidential Information to satisfy the obligations under this Article 7.1.

     7.2 Confidential Treatment for Business Terms. In addition, incident to TGC's filing of this Agreement with the Securities and Exchange Commission, the parties agree that certain confidential and competitive information with respect to pricing will not be publicly disclosed, and TGC agrees that it will request under the United States securities laws, including Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended, and use its reasonable best efforts to seek, confidential treatment of certain information contained in this Agreement.


                                  ARTICLE VIII
                                  ------------
                                  Miscellaneous
                                  -------------

     8.1 Notices. Any notice, request, demand, or other communication required or permitted under this Agreement, shall be deemed to be properly given by the sender and received by the addressee (a) if personally delivered; (b) three (3) days after deposit in the mails if mailed by certified or registered air mail, postage prepaid; (c) one (1) day after being sent by facsimile with confirmation sent as provided in (b) above; or (d) one (1) day after being sent by commercial overnight mail, addressed as follows, and in the case of facsimile transmission, to the appropriate facsimile number shown below:

                  If to TGC:                THERMOGENESIS CORP.
                                            2711 Citrus Road
                                            Rancho Cordova, CA 95742
                                            Facsimile No.: (916) 858-5197
                                            Attention: Kevin Simpson,
                                            President & COO

                  With a copy to:           Bartel Eng & Schroder
                                            1331 Garden Highway, Suite 300
                                            Sacramento, CA 95833
                                            Facsimile No.: (916)442-3442
                                            Attention:  David Adams, Esq.

                  If to CFT:                Biomet, Inc.
                                            56 East Bell Drive
                                            Warsaw, IN  46582
                                            Facsimile: (574) 372-1960
                                            Attention: General Counsel

                  With a copy to:           Cell Factor Technologies
                                            56 East Bell Drive
                                            Facsimile: (574) 268-2742
                                            Attention:  Mr. Joel Higgins,
                                            Vice President, Technical Affairs

     8.2 Relationship of the Parties. Nothing contained in this Agreement shall be construed to place the parties in a relationship of partners, joint ventures, or principal and agent. Neither party is authorized to assume or undertake any obligation of any kind, expressed or implied, on behalf of the other party.

     8.3 Non-Assignment. Neither party shall assign any of its rights or obligations hereunder without the prior written consent of the other party; provided, however, that neither parties' consent shall be required in connection with the transfer of the other party's rights or obligations under this Agreement incident to a merger, consolidation, reorganization or acquisition of substantially all the assets of either party.

     8.4 Waiver of Breach. The waiver or failure of either party to exercise in any respect any right provided for under this Agreement shall not be deemed to be a waiver of any future right hereunder.

     8.5 Legal Interpretation. This Agreement shall be construed and interpreted in accordance with the law of the State of Indiana and the federal law of the United States, without regards to conflicts of laws principles.

     8.6 Arbitration. All disputes, claims or controversies arising from or relating to this contract or the relationships which result from this contract shall be resolved by binding arbitration under the rules of the then current CPR Institute for Dispute Resolution, by one arbitrator. The decision of the arbitrator shall be final. The place of arbitration shall be South Bend, Indiana. This arbitration contract is made pursuant to a transaction in interstate commerce, and shall be governed by the Federal Arbitration Act. Any judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof. The parties voluntarily and knowingly waive any right they have to a jury trial. The arbitrator is not empowered to award punitive damages or damages in excess of compensatory damages and each party hereby irrevocably waives any right to recover any damages other than compensatory damages with respect to any dispute resolved by arbitration. The parties also agree that neither shall have the right to participate as a representative or member of any class of claimants pertaining to a claim subject to arbitration under this agreement. The parties further agree that neither shall have the right to consolidate claims subject to arbitration under this agreement.

     8.7 Modification. This Agreement may not be modified or altered except by written instrument duly executed by CFT and TGC.

     8.8 Entire Agreement. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and shall be deemed to supersede all prior agreements, whether written or oral, and the terms and provisions of any such prior agreement shall be deemed to have been merged into this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

     ThermoGenesis Corp.                    Cell Factor Technologies, Inc.


By                                          By
   -----------------------------------         ---------------------------------
   Kevin Simpson                               Joel Higgins
   President & Chief Operating Officer         Vice President, Technical Affairs


Appendixes:
A - Product Performance Specification
B - Regulatory Requirements
C - Product Quality